                                                                      EXHIBIT 11

          SELECTIVE INSURANCE GROUP, INC. AND CONSOLIDATED SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                  Nine-months ended September 30, 2001 and 2000



                                                             Income           Shares        Per Share
($ in thousands, except per share amounts)                (Numerator)       (Denominator)     Amount
-----------------------------------------------------------------------------------------------------
2001
BASIC EPS:
Net income available to common stockholders                $ 19,257           24,542           0.78
                                                                                              =======
EFFECT OF DILUTIVE SECURITIES
Restricted stock                                                 --              767
8.75% convertible subordinated debentures                       165              541
Stock options                                                  (122)             508
Deferred shares                                                  --               62
                                                           --------          -------
DILUTED EPS
Income available to common stockholders and assumed
  conversions                                              $ 19,300           26,420           0.73
                                                           ========         ========        =======

2000
BASIC EPS:
Net income available to common stockholders
                                                           $ 19,389           25,079           0.77
                                                                                            =======

EFFECT OF DILUTIVE SECURITIES
Restricted stock                                                 --              755
8.75% convertible subordinated debentures                       196              685
Stock options                                                   (15)             191
                                                           --------          -------

DILUTED EPS
Income available to common stockholders and assumed
  conversions                                              $ 19,570           26,710           0.73
                                                           ========         ========        =======

                                                                      EXHIBIT 11

          SELECTIVE INSURANCE GROUP, INC. AND CONSOLIDATED SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                    Quarter ended September 30, 2001 and 2000

                                                             Income            Shares       Per Share
($ in thousands, except per share amounts)                (Numerator)       (Denominator)    Amount
----------------------------------------------------------------------------------------------------
2001
BASIC EPS:
Net income available to common stockholders

                                                           $  2,066           24,648           0.08
                                                                                            =======
EFFECT OF DILUTIVE SECURITIES
Restricted stock
                                                                 --              781
8.75% convertible subordinated debentures

                                                                 55              539
Stock options                                                   (50)             509
Deferred shares                                                  --               63
                                                            --------         -------
DILUTED EPS
Income available to common stockholders and assumed
  conversions                                              $  2,071           26,540           0.08
                                                           ========         ========        =======

2000
BASIC EPS:
Net income available to common stockholders                $  5,373           24,694           0.22
                                                                                            =======

EFFECT OF DILUTIVE SECURITIES
Restricted stock                                                 --              757
8.75% convertible subordinated debentures                        55              572
Stock options                                                   (34)             214
                                                            --------         -------
DILUTED EPS
Income available to common stockholders and assumed
  conversions                                              $  5,394           26,237           0.21
                                                           ========         ========        =======

                                       31